Exhibit 10.2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT by and between Bridgeline Digital, Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (the “Subscriber”).

WHEREAS, the Company is pursuing an offering (the “Offering”) of shares of its common stock, par value $0.001 per share (“Common Stock”) on the following terms: up to 1,000,000 shares of Common Stock will be offered commencing on March 25, 2025 through March [•], 2025 (the “Initial Offering Period”), which period may be extended without further notice to prospective investors by the Company, in its sole discretion (the “Offering Period”). The minimum investment per Subscriber will be 3,000 shares of Common Stock (or $4,560.00), although the Company reserves the right to accept less than the minimum in its exclusive discretion. In the event that (i) subscriptions for the Offering are rejected in whole (at the sole discretion of the Company) or (ii) the Offering is otherwise terminated and not closed by the Company, then the Company will refund all subscription funds held to the respective persons who submitted such funds, without interest, penalty or deduction. If a subscription is rejected in part (at the sole discretion of the Company) and the Company accepts the portion not so rejected, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction. All references to the term “Securities” shall refer to the Company’s shares of Common Stock, unless the context indicates otherwise;

WHEREAS, this Offering by the Company without a placement agent is solely to “Accredited Investors” as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and summarized in Section 3.6 below; and

WHEREAS, The Subscriber desires to purchase the number of Securities set forth on the signature page of this subscription agreement (the “Agreement”), at a price of $[•] ($1.52 per share).

NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.         Subscription. The Subscriber hereby subscribes for and agrees to purchase from the Company the Securities set forth on the Signature Page, subject to acceptance by the Company, in whole or in part, in its absolute discretion.

2.         Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for the Securities, it must, and does hereby, deliver to the Company to the attention of the Company’s Chief Financial Officer at 150 Woodbury Road, Woodbury, NY 11797, an executed counterpart of the signature page attached to this Agreement (or email a pdf file containing the Signature Page to twindhausen@bridgelinedigital.com) and shall wire funds for the number of Securities subscribed for to the Company, pursuant to the following wire instructions:

Bank Name:

Routing Number:

Account Number:

Special Instructions:

3.         Representations of Subscriber. By executing this Agreement, the Subscriber represents, warrants, acknowledges and agrees as follows:

3.1         Such Subscriber acknowledges that he or she has received (or has had access to), carefully read and understands in their entirety (i) this Agreement; (ii) the Company’s recent Securities and Exchange Commission (“SEC”) filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2024, and any and all subsequently filed Exchange Act reports; (iii) all information that the Subscriber has requested to verify the accuracy and completeness of the Company’s representations, warranties and covenants made herein, and the Company’s information filed under the Exchange Act; and (iv) written (or verbal) answers to all questions the Subscriber submitted to the Company regarding an investment in the Company; and the Subscriber has relied only on the information contained in the foregoing and has not been furnished with or relied upon any other documents, offering literature, memorandum, prospectus, or information.

3.2         Such Subscriber understands that (i) the Securities being purchased hereunder have not been registered under the Securities Act, and any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Subscriber cannot sell the Securities unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Securities, stating that such Securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of the Securities; (iv) the Company will place stop transfer instructions against the Securities and the certificates for the Securities to restrict the transfer thereof; and (v) the Company has no obligation to register the Securities or assist the Subscriber in obtaining an exemption from the various registration requirements. Subscriber agrees not to resell or otherwise transfer the Securities unless and until they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available, or without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

3.3         Such Subscriber (i) is acquiring the Securities solely for the Subscriber’s own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person.

3.4         Such Subscriber understands that an investment in the Securities involves substantial risks, and Subscriber recognizes and understands the risks relating to the purchase of the Securities, including the fact that the Subscriber could lose the entire amount of the Subscriber’s investment in the Securities.

3.5        Such Subscriber, or Subscriber’s financial advisor or purchaser representative, has substantial investment expertise in private placements, venture capital offerings, start-up and early stage businesses, is familiar with the Company’s business as outlined in its Form 10-K for its fiscal year ended September 30, 2024 and any and all subsequently filed Exchange Act reports and is knowledgeable about the risks associated with the business in which the Company is engaged, and has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company.

3.6         Subscriber is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. If the Subscriber is a natural person, such Subscriber (i) is a citizen or resident of the country set forth as his or her permanent address below, (ii) is at least 21 years of age, (iii) has adequate means of providing for his or her current needs and personal contingencies, (iv) has no need for liquidity in his or her investment in the Securities, and (v) maintains his or her domicile (and is not a transient or temporary resident) at the address shown below. Subscriber represents and warrants to the Company that Subscriber understands that an accredited investor meets one of the following criteria:

(INDICATE BY CHECKING (X) ONE OR MORE LINES UNDER A, B, OR C, AS APPROPRIATE)

A.         For a natural person:

a. ___ an individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000 (excluding the value of the Subscriber’s principal residence).

b. ___ an individual who had an individual income in excess of $200,000 in each of the past two years or who had joint income with that individual’s spouse in excess of $300,000 in each of those years, and who reasonably expects to have that income level in 2025.

c. ___ a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Advisor Representative license (Series 65).

d. ___ a director, executive officer, or general partner of the issuer of the Securities being offered or sold.

e. ___ a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer.

B.         For a legal entity (other than a natural person):

a. ___ a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

b. ___ a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act.

c. ___ an investment adviser relying on the exemption from registering with the SEC under Section 203(1) or (m) of the Investment Advisers Act of 1940.

d. ___ an insurance company as defined in Section 2(13) of the Act.

e. ___ an investment company registered under the Investment Company Act of 1940.

f. ___ a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

g. ___ a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended.

h.___ a rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

i. ___ a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

j. ___ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

k. ___ a private business development company as defined in Section 202(a)(22) of the Investment

Advisers Act of 1940.

l. ___          an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000.

m. ___ a corporation, limited liability company, partnership, Massachusetts or similar business trust not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000.

n. ___ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule

506(b)(2)(ii) under the Securities Act.

o. ___ a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5,000,000.00; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

p. ___ a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of paragraph o above and whose prospective investment in the issuer is directed by that family office pursuant to paragraph o(iii) above.

q. ___ an entity in which all of the equity owners are “accredited investors”.

C. ___ NONE OF THE FOREGOING UNDER A OR B ABOVE APPLIES TO THE UNDERSIGNED. THE UNDERSIGNED IS NOT AN ACCREDITED INVESTOR.

3.7        Such Subscriber’s investment in the Company is reasonable in relation to his or her net worth and financial needs and he or she is able to bear the economic risk of losing his or her entire investment in the Securities without substantially affecting his or her present manner or mode of living.

3.8        Such Subscriber understands that (i) the Offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this Offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Securities for investment.

3.9        Such Subscriber is aware that the Securities have not been registered under the Securities Act. The Subscriber has adequate means of providing for the Subscriber’s current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of his entire investment.

3.10        Such Subscriber shall not sell, assign, encumber or transfer all or any part of the Securities being acquired unless the Company has determined, upon the advice of counsel for the Company, that no applicable federal or state securities laws will be violated as a result of such transfer.

3.11       Such Subscriber represents that the Company has made available all information which Subscriber deemed material to making an informed investment decision in connection with his purchase of Securities of the Company; that the Subscriber has been able to obtain information from the Company in order to evaluate the merits and risks of this investment; and that Subscriber has been advised concerning the risks and merits of this investment. Further, Subscriber acknowledges that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from the Company, its officers and other persons acting on its behalf concerning the terms and conditions of his purchase and to obtain any additional information Subscriber, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, deems necessary to verify the accuracy of the information disclosed to Subscriber. Further, Subscriber represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the information disclosed to Subscriber. Such Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company is engaged.

3.12        The certificates evidencing the Securities issuable will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED AND REMAINS EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

3.13       The Company has not paid any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

3.14       The Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the Securities described herein to the Subscriber, the Company is relying upon the Subscriber's representations and warranties as contained in this Agreement.

4.         Representations of Company. Upon the Company’s receipt and acceptance of payment by the Subscriber hereunder and issuance of the Securities, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

5.         Indemnification.

5.1         The Subscriber hereby agrees to indemnify and hold harmless the Company and the Company’s officers, directors, employees, agents, counsel and affiliates from and against any and all claims, damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) (each a “Loss” and together, “Losses”) which they, or any of them, may incur by reason of the Subscriber’s failure to fulfill any of the terms and conditions of this Agreement or by reason of the Subscriber’s breach of any of his or her representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Subscriber’s heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, COUNSEL AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME STATES.

5.2         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any controlling person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel at the expense of the indemnifying party.

5.3         If the indemnification provided for under this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.         Arbitration Agreement.

6.1         Subscriber represents, warrants and covenants that any controversy or claim brought directly, derivatively or in a representative capacity by him or her in his or her capacity as a present or former security holder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any security holder or any of their officers, directors, agents, affiliates, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Securities) shall be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Company against the Subscriber, whether in his or her capacity as present or former security holder of the Company in or against any of the Subscriber’s officers, directors, agents, affiliates, associates, employees or controlling persons shall also be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Section 6, the parties shall be entitled to any and all remedies that would be available in the absence of this Section 6 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Section 6 shall apply, without limitation, to actions arising in connection with the offer and sale of the Securities contemplated by this Agreement under any Federal or state securities laws.

6.2         The arbitration of any dispute pursuant to this Section 6 shall be held in New York, New York.

6.3        Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section 6, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

6.4        This Section 6 is intended to benefit the security holders, agents, affiliates, associates, employees and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Section 6, and each of whom may enforce this Section 6 to the full extent that the Company could do so if a controversy or claim were brought against it.

7.         Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Delaware.

8.        Execution in Counterparts. This Agreement may be executed in one or more counterparts each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.         Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his or her respective heirs, executors, administrators, successors and assigns.

10.        Entire Agreement. This Agreement, when accepted by the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

11.         Assignability. The Subscriber acknowledges that he or she may not assign any of his or her rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without force or effect.

12.         Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered to the address of each party set forth herein by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Any such notice shall be deemed given when delivered personally or by courier, or sent by email, or, if mailed, three days after the date of deposit in the United States mails. Emails delivered after 5 p.m. in the time zone where the receiving party is located shall be deemed to be delivered on the next day. The Subscriber’s address for notices is set forth on the signature page hereof. The Company’s address for notices is: Bridgeline Digital, Inc., 150 Woodbury Road, Woodbury, NY 11797, Attention: Thomas Windhausen, Chief Financial Officer, Email: twindhausen@bridgeline.com. Each receiving party may designate an alternative address to receive notices from time-to-time by giving notice thereof to the other party in accordance with this Section.

13.          Interpretation.

13.1         When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

13.2         Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

13.3         Each party acknowledges that it or he, or she has been represented by counsel, or has been afforded the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

14.          Confidentiality. The Subscriber agrees that the existence, structure, pricing, participation, and other terms and provisions of the Offering covered by this Agreement, including the Agreement itself, are confidential and shall not be disclosed by the Subscriber to any person; provided, however that the Subscriber may disclose such information to the Subscriber’s own personal legal counsel, accountant, and tax or financial advisor who are made aware of the confidentiality of such information, in connection with the Subscriber’s decision to participate in the Offering and enter into this Agreement, and the Subscriber’s related tax planning or tax compliance.

15.           CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[Rest of page intentionally left blank. Signature pages follow.]

BRIDGELINE DIGITAL, INC. SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to subscribe for Securities of Bridgeline Digital, Inc., as set forth below, acknowledges that he has received and understands the terms and conditions of this Agreement and does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date written below.

Number of Securities:
(Shares of Common Stock)

Total Purchase Price: $[•]
Per Share:

Date of Investment:	______________________, 2025

Exact name of Subscriber:

Name and Title of Signatory if Subscriber is an entity:

SIGNATURE:

Residential Address/Entity Address:
[STREET ADDRESS]

[CITY, STATE ZIP]

Telephone Number (include Area Code):

Taxpayer ID Number:

Mailing Address for Correspondence from the Company (if different from above):

The subscription set forth herein is accepted by Bridgeline Digital, Inc. for the specified number of Shares, as of this ___ day of March, 2025.

Bridgeline Digital, Inc.

By:
Thomas Windhausen, Chief Financial Officer